Exhibit 99.1

Andretti Acquisition Corp. Announces Pricing of $200,000,000 Initial Public Offering

January 12, 2022 06:30 PM Eastern Standard Time

INDIANAPOLIS—(BUSINESS WIRE)—Andretti Acquisition Corp., a special purpose acquisition company (the “Company”), announced today the pricing of its initial public offering of 20,000,000 units at a price of $10.00 per unit. The units will be listed on the New York Stock Exchange (the “NYSE”) and trade under the ticker symbol “WNNR.U” beginning on January 13, 2022. Each unit consists of one Class A ordinary share and one-half of one redeemable public warrant, with each whole public warrant entitling the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment, and only whole public warrants being exercisable. Once the securities comprising the units begin separate trading, the Class A ordinary shares and public warrants are expected to be listed on the NYSE under the symbols “WNNR” and “WNNR WS,” respectively. The offering is expected to close on January 18, 2022, subject to customary closing conditions.

RBC Capital Markets, LLC is acting as the sole book-running manager for the offering. The Company has granted the underwriter a 45-day option to purchase up to an additional 3,000,000 units at the initial public offering price to cover over- allotments, if any.

A registration statement relating to these securities was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on January 12, 2022. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The offering is being made only by means of a prospectus. When available, copies of the prospectus relating to the offering may be obtained from RBC Capital Markets, LLC, Attention: Equity Capital Markets, 200 Vesey Street, New York, NY 10281, by telephone at 877-822-4089 or by email at equityprospectus@rbccm.com.

About Andretti Acquisition Corp.

The Company is a blank check company incorporated as a Cayman Islands exempted company whose business purpose is to effect a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. While the Company may pursue an initial business combination in any business, industry or geographic location, the Company currently seeks to focus on opportunities that can benefit from the iconic Andretti brand name, both inside and outside of the worldwide motor sports platform, and the expertise and ability of its management team to identify, acquire and grow a business in the broadly-defined automotive industry. This industry includes, but is not limited to, advanced mobility and related next-generation technologies, premium and performance vehicles and replacement automotive parts.

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains, and oral statements made from time to time by our representatives may contain, statements that constitute “forward-looking statements,” including with respect to the proposed initial public offering, the anticipated use of the net proceeds and the search for an initial business combination. No assurance can be given that the proposed initial public offering will be completed on the terms described, or at all, or that the net proceeds of the initial public offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the “Risk Factors” section of the Company’s registration statement and preliminary prospectus relating to the Company’s initial public offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by applicable law.

Contacts

Investor Contact:

Eduardo Royes (ICR)

ir@andrettiacquisition.com 646-200-8876

Media Relations:

Jason Chudoba and Matthew Chudoba (ICR)

pr@andrettiacquisition.com